UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT



                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934



                Date of Report (Date of earliest event reported)
                                  JULY 1, 2000



                           PHILLIPS PETROLEUM COMPANY
             (Exact name of registrant as specified in its charter)



         Delaware                     1-720                   73-0400345
      (State or other              (Commission               (IRS Employer
      jurisdiction of              File Number)           Identification No.)
      incorporation)


      Phillips Building, Bartlesville, Oklahoma                  74004
       (Address of principal executive offices)               (Zip Code)


               Registrant's telephone number, including area code:
                                  918-661-6600

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

On July 1, 2000, Phillips Petroleum Company, a Delaware corporation
(Phillips), Chevron Corporation, a Delaware corporation (Chevron), and
Chevron Phillips Chemical Company LLC, a Delaware limited liability company
(CPC) consummated the combination of certain of Phillips' and Chevron's chemicals businesses in CPC. Phillips and Chevron, directly or through direct or indirect wholly owned subsidiaries, each own 50 percent of the voting and economic interests in CPC.

In connection with the combination, CPC borrowed $1.67 billion. The proceeds of the borrowing were used to make cash distributions of $835 million each to both Phillips and Chevron. Also in connection with the combination, Phillips made a $70 million cash advance to CPC. This non-interest-bearing advance is subject to adjustment depending upon the production volume thresholds achieved by the K-Resin styrene-butadiene copolymer (K-Resin) operations. The net amount of the advance will be treated as part of Phillips' initial capital contribution.

The Amended and Restated Limited Liability Company Agreement of Chevron Phillips Chemical Company LLC, dated as of July 1, 2000, by and between Phillips, Chevron, Chevron U.S.A. Inc., Chevron Overseas Petroleum Inc., Chevron Pipe Line Company, Drilling Specialties Co., WesTTex 66 Pipeline Co., and Phillips Petroleum International Corporation, is attached hereto as
Exhibit 99.1 and is incorporated herein by reference.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(b)  Pro Forma Financial Information.

      Basis of Presentation

      The following unaudited pro forma financial statements have been prepared from the historical financial statements of Phillips, adjusted to reflect the contribution to, and participation in, CPC. For presentation purposes, the transaction has been reflected in two parts--Phillips' disposition of its Chemicals business and simultaneous acquisition of a 50 percent equity interest in CPC.

      The unaudited pro forma income statements were prepared assuming the combination occurred January 1, 1999, while the unaudited pro forma balance sheet was prepared as if the combination occurred March 31, 2000.




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


      Phillips' historical consolidated income statements for the year ended December 31, 1999, and the three months ended March 31, 2000, have been adjusted on a pro forma basis to reflect:

      o The March 31, 2000, disposition of Phillips' gas gathering, processing and marketing business and its acquisition of 30.3 percent of Duke Energy Field Services LLC. The unaudited pro forma impact of this transaction on the year ended December 31, 1999, was reported in Phillips' Current Report on Form 8-K filed on April 13, 2000. The impact on the three months ended March 31, 2000, was reported in Phillips' Current Report on Form 8-K filed on May 18, 2000.

      o The acquisition of all of Atlantic Richfield Company's Alaskan businesses (ARCO Alaska). On April 26, 2000, Phillips completed the purchase of all of ARCO's Alaskan oil and gas properties and those related to marine assets that were operating at that time. Phillips expects to complete the balance of the acquisition in the third quarter of 2000. The unaudited pro forma impact of the total acquisition on the year ended December 31, 1999, and the three months ended March 31, 2000, was reported in Phillips' Current Report on Form 8-K filed on May 18, 2000.

      Phillips' historical consolidated balance sheet at March 31, 2000, was adjusted on a pro forma basis to reflect the total ARCO Alaska acquisition, as reported in Phillips' Current Report on Form 8-K filed on May 18, 2000.

      This pro forma financial information is not intended to reflect results from operations or the financial position which would have actually resulted had the combination been effected on the dates indicated. Moreover, this pro forma information is not intended to be indicative of results of operations or financial position which may be obtained in the future.

      This pro forma financial information should be read in conjunction with the historical financial statements included in Phillips' Annual Report on Form 10-K for the year ended December 31, 1999, as amended, and its Quarterly Report on Form 10-Q for the three months ended March 31, 2000. The pro forma adjustments use estimates and assumptions based on currently available information. Management believes that the estimates and assumptions are reasonable, and that the significant effects of the transactions are properly reflected. However, actual results may differ from the estimates and assumptions used.




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


      This pro forma financial information does not include anticipated synergies from operating efficiencies which Phillips expects to result from the formation of CPC, nor does it include any anticipated benefit from Phillips' receipt of $835 million in cash upon the closing of the transaction. Management estimates that if debt bearing an estimated interest rate of 7 percent had been paid off on January 1, 1999, using the $835 million cash receipt, it would have increased 1999 pro forma net income by approximately $44 million and first quarter 2000 pro forma net income by approximately $11 million.

--------------------------------------------------------------------------------
UNAUDITED PRO FORMA CONSOLIDATED                    PHILLIPS PETROLEUM COMPANY
STATEMENT OF INCOME


                                              Millions of Dollars
                           -----------------------------------------------------
                                                                              As
                                                                        Adjusted
                                         Pro Forma Adjustments               for
                           Phillips       Increase/(Decrease)          Chemicals
Year Ended                       As     -------------------------          Joint
December 31, 1999          Adjusted     Disposition   Acquisition        Venture
                           --------     -----------   -----------      ---------
                                (a)             (b)

REVENUES
Sales and other
  operating revenues        $14,637         (2,608)             -        12,029
Equity in earnings of
  affiliated companies          168            (31)           203(c)        340
Other revenues                  219            (23)             -           196
--------------------------------------------------------------------------------
     Total Revenues          15,024         (2,662)           203        12,565
--------------------------------------------------------------------------------
COSTS AND EXPENSES
Purchased crude oil
  and products                7,852         (1,415)             -         6,437
Production and
  operating expenses          2,215           (593)             -         1,622
Exploration expenses            282              -              -           282
Selling, general and
  administrative expenses       719           (276)             -           443
Depreciation, depletion
  and amortization            1,279           (103)             -         1,176
Property impairments             69              -              -            69
Taxes other than
  income taxes                  452            (37)             -           415
Interest expense                618              -              -           618
Foreign currency
  transaction losses             33             (1)             -            32
Preferred dividend
  requirements of
  capital trusts                 53              -              -            53
--------------------------------------------------------------------------------
     Total Costs and
       Expenses              13,572         (2,425)             -        11,147
--------------------------------------------------------------------------------
Income before income
  taxes                       1,452           (237)           203         1,418
Provision for income
  taxes                         672            (90)            77(c)        659
--------------------------------------------------------------------------------
NET INCOME                   $  780           (147)           126(d)        759
================================================================================
NET INCOME PER SHARE
   OF COMMON STOCK
     Basic                   $ 3.09           (.58)           .49          3.00
     Diluted                   3.07           (.58)           .49          2.98
--------------------------------------------------------------------------------
AVERAGE COMMON SHARES
   OUTSTANDING
   (in thousands)
     Basic                  252,827        252,827        252,827       252,827
     Diluted                254,433        254,433        254,433       254,433
--------------------------------------------------------------------------------
See Notes to Unaudited Pro Forma Financial Statements.

--------------------------------------------------------------------------------
UNAUDITED PRO FORMA CONSOLIDATED                    PHILLIPS PETROLEUM COMPANY
STATEMENT OF INCOME


                                              Millions of Dollars
                           -----------------------------------------------------
                                                                              As
                                                                        Adjusted
                                         Pro Forma Adjustments               for
                           Phillips       Increase/(Decrease)          Chemicals
Three Months Ended               As     -------------------------          Joint
March 31, 2000             Adjusted     Disposition   Acquisition        Venture
                           --------     -----------   -----------      ---------
                                (a)             (b)

REVENUES
Sales and other
  operating revenues         $5,209           (881)             -         4,328
Equity in earnings of
  affiliated companies           62             (7)            41(c)         96
Other revenues                   15             (1)             -            14
--------------------------------------------------------------------------------
     Total Revenues           5,286           (889)            41         4,438
--------------------------------------------------------------------------------
COSTS AND EXPENSES
Purchased crude oil
  and products                3,028           (574)             -         2,454
Production and
  operating expenses            552           (162)             -           390
Exploration expenses             69              -              -            69
Selling, general and
  administrative expenses       196            (71)             -           125
Depreciation, depletion
  and amortization              323            (29)             -           294
Taxes other than income
  taxes                         142            (10)             -           132
Interest expense                146              -              -           146
Foreign currency
  transaction losses             18             (1)             -            17
Preferred dividend
  requirements of
  capital trusts                 13              -              -            13
--------------------------------------------------------------------------------
     Total Costs and
        Expenses              4,487           (847)             -         3,640
--------------------------------------------------------------------------------
Income before income
  taxes                         799            (42)            41           798
Provision for income
  taxes                         395            (15)            16(c)        396
--------------------------------------------------------------------------------
NET INCOME                   $  404            (27)            25(d)        402
================================================================================
NET INCOME PER SHARE
   OF COMMON STOCK
     Basic                   $ 1.59           (.11)           .10          1.58
     Diluted                   1.59           (.11)           .10          1.58
--------------------------------------------------------------------------------
AVERAGE COMMON SHARES
   OUTSTANDING
     (in thousands)
     Basic                  253,718        253,718        253,718       253,718
     Diluted                254,677        254,677        254,677       254,677
--------------------------------------------------------------------------------
See Notes to Unaudited Pro Forma Financial Statements.




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


--------------------------------------------------------------------------------
UNAUDITED PRO FORMA CONSOLIDATED                    PHILLIPS PETROLEUM COMPANY
CONDENSED BALANCE SHEET


                                              Millions of Dollars
                           -----------------------------------------------------
                                                                              As
                                                                        Adjusted
                                         Pro Forma Adjustments               for
                           Phillips       Increase/(Decrease)          Chemicals
                                 As     -------------------------          Joint
At March 31, 2000          Adjusted     Disposition   Acquisition        Venture
                           --------     -----------   -----------      ---------
                                (a)             (b)

ASSETS
Cash and cash
  equivalents                $  331              -            765(e)      1,096
Accounts and notes
  receivable                  1,690           (513)             -         1,177
Inventories                     811           (305)             -           506
Deferred income taxes           129              -              -           129
Prepaid expenses and
  other current assets          188            (20)             -           168
--------------------------------------------------------------------------------
     Total Current
        Assets                3,149           (838)           765         3,076
Investments and long-
  term receivables            1,178            (73)         1,763(e)      2,868
                                                                 (f)
Properties, plants and
  equipment (net)            16,400         (1,888)             -        14,512
Deferred income taxes            83            (65)             -            18
Deferred charges                108             (4)             -           104
--------------------------------------------------------------------------------
     Total                  $20,918         (2,868)         2,528        20,578
================================================================================
LIABILITIES
Accounts payable             $1,832           (241)             -         1,591
Notes payable and
  long-term debt due
  within one year             4,013              -              -         4,013
Accrued income and
  other taxes                   662            (18)             -           644
Other accruals                  320            (26)             -           294
--------------------------------------------------------------------------------
     Total Current
        Liabilities           6,827           (285)             -         6,542
Long-term debt                5,413              -              -         5,413
Accrued dismantlement,
  removal and
  environmental costs           661             (3)             -           658
Deferred income taxes         1,419             (2)             -         1,417
Employee benefit
  obligations                   524             (6)             -           518
Other liabilities
  and deferred credits          768            (36)             -           732
--------------------------------------------------------------------------------
     Total Liabilities       15,612           (332)             -        15,280
--------------------------------------------------------------------------------
COMPANY-OBLIGATED
   MANDATORILY REDEEMABLE
   PREFERRED SECURITIES
   OF PHILLIPS 66 CAPITAL
   TRUSTS I AND II              650              -              -           650
--------------------------------------------------------------------------------
TOTAL COMMON
   STOCKHOLDERS' EQUITY       4,656         (2,536)         2,528         4,648
--------------------------------------------------------------------------------
     Total                  $20,918         (2,868)         2,528        20,578
================================================================================
See Notes to Unaudited Pro Forma Financial Statements.




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


--------------------------------------------------------------------------------
NOTES TO UNAUDITED PRO FORMA                        PHILLIPS PETROLEUM COMPANY
FINANCIAL STATEMENTS


(a) Phillips' historical income statements for the year ended December 31, 1999, and the three months ended March 31, 2000, have been adjusted on a pro forma basis to reflect the disposition of Phillips' gas gathering, processing and marketing business, and its acquisition of a 30.3 percent interest in Duke Energy Field Services LLC; and the acquisition of ARCO Alaska. Phillips' historical balance sheet at March 31, 2000, has been adjusted for the ARCO Alaska acquisition. See pages 1 and 2 of this Form 8-K for further information on these adjustments.

(b)   Adjustment to remove Phillips' Chemicals business from consolidation.

(c) Adjustment to include $42 million and $205 million in earnings from Phillips' 50 percent equity interest in CPC for the three months ended March 31, 2000, and the year ended December 31, 1999, respectively. The estimate of 1999 and first quarter 2000 earnings for CPC is based upon pro forma financial results of CPC as if Phillips' and Chevron's chemicals businesses had been contributed to it on January 1, 1999. Earnings have been reduced by $1 million and $2 million adjustments for the amortization of the basis difference between the book value of Phillips' contribution to CPC and its 50 percent interest in the equity of CPC for the three months ended March 31, 2000, and the year ended December 31, 1999, respectively. This difference is expected to be amortized over 20 years. Income taxes on these adjustments to earnings were calculated at an estimated rate of 38 percent.

(d) The company estimates that if debt bearing an estimated interest rate of 7 percent had been paid off on January 1, 1999, using the $835 million cash receipt, it would have increased 1999 pro forma net income by approximately $44 million and first quarter 2000 pro forma net income by approximately $11 million. However, that benefit is not reflected as a pro forma adjustment since it is not directly attributable to the transaction presented.

(e) Adjustment to reflect Phillips' receipt of $835 million in cash from CPC upon the closing of the transaction. In connection with the combination, Phillips advanced $70 million to CPC. This non-interest-bearing advance is subject to adjustment depending upon the production volume thresholds achieved by the K-Resin operations. The net amount of the advance will be treated as part of Phillips' initial capital contribution.

(f) Adjustment to reflect acquisition of investment in CPC at carryover value and impacts of cash activity described in note (e).















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


(c) Exhibits.

   EXHIBIT NUMBER                          DESCRIPTION
   --------------                          -----------

        99.1 Amended and Restated Limited Liability Company Agreement of Chevron Phillips Chemical Company LLC, dated as of July 1, 2000, by and between Phillips, Chevron, Chevron U.S.A. Inc., Chevron Overseas Petroleum Inc., Chevron Pipe Line Company, Drilling Specialties Co., WesTTex 66 Pipeline Co., and Phillips Petroleum International Corporation.














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


                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                              PHILLIPS PETROLEUM COMPANY



July 14, 2000                                 /s/ Rand C. Berney
                                              -----------------------------
                                                     Rand C. Berney
                                              Vice President and Controller














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


                                  EXHIBIT INDEX


  EXHIBIT NUMBER                     DESCRIPTION
  --------------                     -----------

       99.1 Amended and Restated Limited Liability Company Agreement of Chevron Phillips Chemical Company LLC, dated as of July 1, 2000, by and between Phillips, Chevron, Chevron U.S.A. Inc., Chevron Overseas Petroleum Inc., Chevron Pipe Line Company, Drilling Specialties Co., WesTTex 66 Pipeline Co., and Phillips Petroleum International Corporation.














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